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                                                                   EXHIBIT 10.45

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                     THE PURCHASERS SET FORTH ON EXHIBIT A,

                      SANTA BARBARA RESTAURANT GROUP, INC.,

                                       AND

                              CKE RESTAURANTS, INC.


                               FOR THE PURCHASE OF

             189,900 SHARES OF COMMON STOCK OF CKE RESTAURANTS, INC.


                             DATED AUGUST 20TH, 2001



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        THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of
August ___, 2001 (the "Effective Date"), by and between the Purchasers set forth on Exhibit A hereto (each, a "Purchaser"), Santa Barbara Restaurant Group, Inc., a Delaware corporation ("SBRG"), and CKE Restaurants, Inc., a Delaware corporation ("CKE").

                                    RECITALS

        A. SBRG beneficially owns 189,900 shares of common stock, par value $0.01, of CKE (the "Shares").

        B. Each of the Purchasers is a participant in CKE's Employee, or Non-Employee Director, Stock Purchase Loan Plan (as applicable, the "Plan"), pursuant to which CKE provided loans to certain officers and directors of CKE for the purpose of purchasing shares of CKE common stock.

        C. CKE desires to provide loans to each Purchaser in the amounts set forth opposite such Purchaser's name on Exhibit A, for the purpose of purchasing the number of Shares set forth opposite such Purchaser's name on Exhibit A.

        D. SBRG desires to sell to the Purchasers, and each of the Purchasers desires to purchase from SBRG, the number of Shares set forth opposite such Purchaser's name on Exhibit A, pursuant to the terms and conditions hereunder.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

        1. Purchase and Sale. Subject to the terms and conditions of this Agreement and the Plan, Purchaser hereby purchases from SBRG, and SBRG hereby sells to Purchaser, the number of Shares set forth opposite Purchaser's name on Exhibit A hereto at a purchase price of Five Dollars and Seventy-Two Cents ($5.72) per share. Concurrently herewith, CKE is delivering to SBRG an aggregate of $1,086,228.00 for the purchase of all of the Shares on behalf of the Purchasers, and SBRG is delivering to CKE on behalf of the Purchasers certificates evidencing the Shares, duly endorsed for transfer, receipts for which are hereby acknowledged.

        2. Election to Participate. Purchaser hereby agrees to borrow from CKE the amount set forth opposite such Purchaser's name on Exhibit A hereto, and to enter into a promissory note for such amount in the form attached hereto as Exhibit B, pursuant to the terms of the Plan.

        3. Representations and Warranties of SBRG. SBRG makes the following representations and warranties:

                3.1 Authorization. SBRG has full power and authority to enter into this Agreement, and this Agreement has been duly authorized by all requisite corporate action of SBRG and will not result in a breach, acceleration or violation of any agreement to which SBRG is a party or is otherwise bound. This Agreement will constitute the valid and legally binding obligation of SBRG, enforceable against SBRG in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of



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specific performance, injunctive relief, or other equitable remedies. SBRG has received all consents, approvals, orders waivers and authorizations, and has provided all notices, which are necessary in connection with the valid execution and delivery of this Agreement and the sale of the Shares.

                        (a) The Shares are validly issued and are fully paid and nonassessable.

                        (b) SBRG holds of record and beneficially owns the Shares free and clear of all liens, charges, claims, encumbrances, warrants, security interests, equities, restrictions on transfer, right of first refusal, preemptive rights or other defects in title of any kind or description (collectively, "Encumbrances"), and is offering, selling and transferring the Shares free and clear of Encumbrances, other than such restrictions imposed by this Agreement and under applicable state and federal securities laws. There is no action, suit, claim, investigation or proceeding, whether at law or in equity, against SBRG or claim or counter-claim initiated by SBRG, that is pending, or to SBRG's knowledge, threatened (collectively, "Proceedings"), that could reasonably be expected to affect adversely SBRG's ownership and sale of the Shares free and clear of Encumbrances, or to otherwise perform any of its obligations hereunder.

                        (c) SBRG is not a party to any option, warrant, purchase right, or other contract or commitment that could require it to sell, transfer, or otherwise dispose of any capital stock of CKE (other than this Agreement). SBRG is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of CKE, including, without limitation, the Shares.

        4. Purchaser Investment Representations. Each Purchaser makes the following representations and warranties:

                4.1 Purchaser understands that the Shares are not registered under the Securities Act and are not qualified or registered under Blue Sky Laws pursuant to exemptions from registration or qualification contained in the Securities Act and in the Blue Sky Laws. Purchaser understands that the Shares must be held indefinitely unless subsequently registered or qualified under the Securities Act and under the Blue Sky Laws unless exemptions from the registration or qualification requirements under the Securities Act and under the Blue Sky Laws are available in connection with any proposed transfer of the Shares by Purchaser.

                4.2 Purchaser agrees that none of the Shares, nor any interest in such shares, will be resold or otherwise transferred by Purchaser without registration or qualification under the Securities Act and the Blue Sky Laws unless exemptions from such registration or qualification requirements are available.

                4.3 Purchaser is aware of CKE's business affairs and financial condition and has acquired sufficient information about CKE to reach an informed and knowledgeable decision regarding the merits and risks of investing in the Shares. Purchaser has had ample opportunity to review information regarding CKE and to ask questions of CKE and its representatives and to seek independent investment, tax, and legal advice prior to investing in the Shares.

                4.4 The Shares are being acquired for private investment for Purchaser's own account and not with a view to or for sale in connection with any distribution of such shares.



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                4.5 The sale of the Shares to Purchaser was not accompanied by the publication of any written or printed communication or any communication by means of recorded telephone messages or spoken on radio, television, or similar communications media.

                4.6 Purchaser is an "Accredited Investor" as defined under
Section 501(a) of the Securities Act.

                4.7 Purchaser acknowledges that the certificates representing the Shares will bear the legends set forth herein:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                4.8 Purchaser understands that the Shares constitute "restricted securities" for the purposes of Rule 144 promulgated under the Securities Act.

                4.9 Purchaser understands that SBRG will rely upon the foregoing for the purposes of transferring the Shares hereunder. Purchaser hereby agrees to indemnify SBRG and its respective officers, directors, agents, and counsel and hold them harmless from and against any and all damages suffered and liabilities incurred by them (including costs of investigation, defense, and attorneys' fees) arising out of any breach by Purchaser of the agreements or inaccuracy in the representations and warranties which Purchaser has made herein.

        5. Representations and Warranties of CKE. CKE makes the following representations and warranties:

                5.1 Authorization. CKE has full power and authority to enter into this Agreement and make the loans to Purchasers, and such actions have been duly authorized by all requisite corporate action of CKE and will not result in a breach, acceleration or violation of any agreement to which CKE is a party or is otherwise bound. This Agreement, when executed and delivered, will constitute a valid and legally binding obligation of CKE, enforceable against CKE in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. CKE has received all consents, approvals, orders waivers and authorizations, and has provided all notices, which are necessary in connection with the valid execution and delivery of this Agreement and the delivery of the purchase price on behalf of the Purchasers.

        6. Miscellaneous.

                6.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to its conflict of law principles.



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                6.2 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                6.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

                6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                6.5 Notices. Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a courier addressed to the party to be notified at the address or facsimile number below, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto.

                If to SBRG, to:     -----------------------------

                                    -----------------------------
                                    Attn:
                                         ------------------------

                with a copy to:     Stradling Yocca Carlson & Rauth
                                    660 Newport Center Dr., Suite 1600
                                    Newport Beach, California 92660
                                    Attn:  C. Craig Carlson, Esq.

                If to CKE, to:      401 W. Carl Karcher Way
                                    Anaheim, California 92801
                                    Attn: Michael Murphy


                6.6 Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each party agrees to severally indemnify and to hold harmless the other party from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which such indemnifying party or any of its officers, partners, employees, or representatives is responsible.

                6.7 Expenses. Each party shall pay its own costs and expenses with respect to the negotiation, execution, delivery, and performance of this Agreement.

                6.8 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

                6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.



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                6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                6.11 Dispute Resolution. If there arises a dispute between any party to this Agreement and any other party to this Agreement regarding this Agreement, those parties agree to negotiate in good faith to resolve the dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one partner, member or senior officer of the rank of Vice President or higher as its representative. These representatives shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If any alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.



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        IN WITNESS THEREOF, the parties hereto have executed this Stock Purchase
Agreement as of the Effective Date.

SANTA BARBARA RESTAURANT GROUP, INC.,       CKE RESTAURANTS, INC.,
A DELAWARE CORPORATION                      A DELAWARE CORPORATION


By:                                         By:
    ------------------------------             ---------------------------------
Name:                                       Name:
      ----------------------------               -------------------------------
Title:                                      Title:
       ---------------------------                ------------------------------


PURCHASER


By:
   -------------------------------
Print Name:
           -----------------------



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                                    EXHIBIT A


NAME                                     NUMBER OF SHARES                     AMOUNT
----                                     ----------------                   ---------
Bryon Allumbaugh                               6,126                        $  35,040
Peter Churm                                    6,126                           35,040
Carl L. Karcher                                6,126                           35,040
Daniel D. Lane                                 6,126                           35,040
Daniel E. Ponder, Jr.                          6,126                           35,040
Frank P. Willey                                6,126                           35,040
William P. Foley, II                          67,383                          385,434
Andrew F. Puzder                              67,383                          385,434
Carl N. Karcher                                6,126                           35,040
E. Michael Murphy                              6,126                           35,040
Dennis J. Lacey                                6,126                           35,040



                                      A-1
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                                    EXHIBIT B

                             FORM OF PROMISSORY NOTE


                                 [See Attached]



                                      B-1